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                                   Exhibit a.2


                              LETTER OF TRANSMITTAL

      TO ACCOMPANY CERTIFICATES OF COMMON STOCK, NO PAR VALUE PER SHARE, OF
                             INLAND RESOURCES, INC.

Pursuant to the merger of Inland Resources, Inc., a Washington corporation, with and into Inland Resources, Inc., a Delaware corporation, the undersigned encloses herewith and surrenders the following certificate(s) representing shares of Inland Resources, Inc. common stock:

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DESCRIPTION OF SHARES SURRENDERED        (Please fill in.  Attach separate schedule if needed)
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Name(s) and Address(es) of Registered Holder(s)
If there is any error in the name or address shown below, please make the necessary
corrections                                                                           Certificate No(s)           Number of Shares
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                                                                                      TOTAL SHARES
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The undersigned represents that I (we) have full authority to surrender without restriction the certificate(s) for exchange. You are hereby authorized and instructed to prepare in the name of and deliver to the address indicated above
(unless otherwise instructed in the following boxes) a check representing a cash payment equal to $1.00 per share tendered pursuant to this Letter of
Transmittal.
Mail or deliver this Letter of Transmittal, or a facsimile, together with the certificate(s) representing your shares, to: Computershare Trust Company, Inc.
    BY MAIL:                                      BY OVERNIGHT DELIVERY:
    PO BOX 1596                                   350 INDIANA STREET, SUITE 850
    DENVER, CO 80201-1596                         GOLDEN, CO 80401
    TELEPHONE ASSISTANCE: (303) 262-0600          FACSIMILE : (303) 262-0606

Method of delivery of the certificate(s) is at the option and risk of the owner thereof. See Instruction 1.
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|_| Check this box if your certificate(s) has been lost, stolen, misplaced or mutilated. See Instruction 5 on the reverse side of this form.
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SPECIAL PAYMENT INSTRUCTIONS                                               SPECIAL DELIVERY INSTRUCTIONS
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Complete ONLY if the check is to be issued in a name which differs         Complete ONLY if check is to be mailed to some address
from the name on the surrendered certificate(s).  Issue to:                other than the address reflected above. See
Name:      ____________________________________________                    Instruction 4. Mail to:
Address:   ____________________________________________                    Name:       _______________________________________
           ____________________________________________                    Address:    _______________________________________
(Please also complete Substitute Form W-9 on the reverse AND see                       _______________________________________
instructions regarding signature guarantee.  See Instructions 3, 4 &
6)
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YOU MUST SIGN IN THE  BOX BELOW AND PROVIDE YOUR TAX ID NUMBER ON THE BACK OF THIS FORM
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SIGNATURE(S) REQUIRED                                                      SIGNATURE(S) GUARANTEED (IF REQUIRED)
Signature(s) of Registered Holder(s) or Agent                              See Instruction 3.
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Must be signed by the registered holder(s) EXACTLY as name(s)              Unless the shares are tendered by the registered
appear(s) on stock certificate(s). If signature is by a trustee,           holder(s) of the common stock, or for the account of a
executor, administrator, guardian, attorney-in-fact, officer for a         participant in the Securities Transfer Agent's Medallion
corporation acting in a fiduciary or representative capacity, or           Program ("STAMP"), Stock Exchange Medallion Program
other person, please set forth full title. See Instructions 2 and 3.       ("SEMP") or New York Stock Exchange Medallion Signature
                                                                           Program ("MSP") (an "Eligible Institution"), the above
__________________________________________________________________         signature(s) must be guaranteed by an Eligible
             Registered Holder                                             Institution. See Instruction 3.

__________________________________________________________________         ____________________________________________________
             Registered Holder                                                               Authorized Signature

__________________________________________________________________         ____________________________________________________
             Title, if any                                                                   Name of Firm

Date:    ________________  Phone No.:                                      ____________________________________________________
                                                                                             Address of Firm - Please Print
         ________________
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                   INSTRUCTIONS FOR SURRENDERING CERTIFICATES
                 (PLEASE READ CAREFULLY THE INSTRUCTIONS BELOW)

1. Method of Delivery: Your old certificate(s) and the Letter of Transmittal must be sent or delivered to Computershare Trust Company, Inc. (the "Exchange
Agent"). Do not send them to Inland Resources, Inc. The method of delivery of certificates to be surrendered to the Exchange Agent at the address set forth on the front of this Letter of Transmittal is at the option and risk of the surrendering shareholder. Delivery will be deemed effective only when received.
If you submit this Letter of Transmittal by facsimile, you must also send or deliver your certificate(s) in order to receive payment. If the certificate(s)
are sent by mail, registered mail with return receipt requested and properly insured is suggested. A return envelope is enclosed.
2. Check Issued in the Same Name: If the check is issued in the same name as the surrendered certificate is registered, the Letter of Transmittal should be completed and signed exactly as the surrendered certificate is registered. Do not sign the stock certificate(s). Signature guarantees are not required if the certificate(s) surrendered herewith are submitted by the registered owner of such shares who has not completed the section entitled "Special Payment
Instructions" or are for the account of an Eligible Institution. If any of the shares surrendered hereby are owned by two or more joint owners, all such owners must sign this Letter of Transmittal exactly as written on the face of the certificate(s). If any shares are registered in different names on several certificates, it will be necessary to complete, sign and submit as many separate
Letters of Transmittal as there are different registrations. Letters of
Transmittal executed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations, or others acting in a fiduciary capacity who are not identified as such in the registration must be accompanied by proper evidence of the signer's authority to act.
3. Check Issued in Different Name: If the section entitled "Special Payment
Instructions" is completed then signatures on this Letter of Transmittal must be guaranteed by a firm that is a bank, broker, dealer, credit union, savings association or other entity that is an Eligible Institution. If the surrendered certificates are registered in the name of a person other than the signer of this Letter of Transmittal, or if payment is to be made to a person other than the signer of this Letter of Transmittal, or if the payment is to be made to a person other than the registered owner(s), then the surrendered certificates must be endorsed or accompanied by duly executed stock powers, in either case signed exactly as the name(s) of the registered owners appear on such certificate(s) or stock power(s), with the signatures on the certificate(s) or stock power(s) guaranteed by an Eligible Institution as provided herein. 4.
Special Payment and Delivery Instructions: Indicate the name and address in which the check is to be sent if different from the name and/or address of the person(s) signing this Letter of Transmittal. If Special Payment Instructions have been completed, a Substitute Form W-9 must also be completed for the person named therein, and that person will be considered the record owner.
5. Letter of Transmittal Required; Surrender of Certificate(s; Lost
Certificate(s): You will not receive your check unless and until you deliver this Letter of Transmittal, properly completed and duly executed, to the
Exchange Agent, together with the certificate(s) evidencing your shares and any required accompanying evidences of authority. If your certificate(s) has been lost, stolen, misplaced or destroyed, contact the Exchange Agent for instructions at (303) 262-0600 prior to submitting your certificates for exchange.
6. Substitute Form W-9: Under the Federal income tax law, a non-exempt shareholder is required to provide the Exchange Agent with such shareholder's correct Taxpayer Identification Number ("TIN") on the Substitute Form W-9 below.
If the certificate(s) are in more than one name or are not in the name of the actual owner, consult the enclosed Substitute Form W-9 guidelines for additional guidance on which number to report. Failure to provide the information on the form may subject the surrendering shareholder to 30% federal income tax withholding on the payment of any cash. The surrendering shareholder must check the box in Part III if a TIN has not been issued and the shareholder has applied for a number or intends to apply for a number in the near future. If a TIN has been applied for and the Exchange Agent is not provided with a TIN before payment is made, the Exchange Agent will withhold 30% on all payments to such surrendering shareholders of any cash consideration due for their former shares.
Please review the enclosed Guidelines for Certification of Taxpayer
Identification Number on Substitute Form W-9 for additional details on what
Taxpayer Identification Number to give the Exchange Agent.
PAYER:    Computershare Trust Company, Inc.
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
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SUBSTITUTE Form W-9                           Part I - PLEASE PROVIDE YOUR TIN IN THE    Social Security No. or Employer
Department of the Treasury                    SPACE AT THE RIGHT AND CERTIFY BY          Identification No.
Internal Revenue Service                      SIGNING AND DATING BELOW                   ___________________________________
Payer's Request for Taxpayer                  --------------------------------------------------------------------------------------
  Identification Number (TIN)                 Part II - For Payees exempt from backup withholding, see the        Part III
                                              enclosed Guidelines For Certification of Taxpayer Identification    Awaiting TIN:
                                              Number on Substitute Form W-9 and complete as instructed therein.
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Certification - Under penalties of perjury, I certify that: (1) The number shown on this form is my correct Taxpayer Identification
Number (or I am waiting for a number to be issued to me), and (2) I am not subject to backup withholding either because I have not been notified by the Internal Revenue Service (IRS) that I am subject to backup withholding as a result of a failure to report all interest or dividends, or the IRS has notified me that I am no longer subject to backup withholding.
Certification Instructions - You must cross out item (2) above if you have been notified by the IRS that you are subject to backup withholding because of underreporting interest or dividends on your tax return. However, if after being notified by the IRS that you were subject to backup withholding, you received another notification from the IRS that you were no longer subject to backup withholding, do not cross out item (2). Also see instructions in the enclosed Guidelines.
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  PLEASE SIGN HERE                      Signature ________________________________________________          Date  _________________
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